UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2013

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2013, RPM International Inc. (the “Company”) closed its offering of $205 million aggregate principal amount of 2.25% Convertible Senior Notes due 2020 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Goldman, Sachs & Co., as representatives of the several underwriters named therein (collectively, the “Underwriters”).

In connection with the closing, on December 9, 2013, the Company issued and sold to the Underwriters the Notes pursuant to the Underwriting Agreement.

The Notes are governed by the Indenture, dated as of February 14, 2008 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 9, 2013 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”).

Interest on the Notes will accrue from December 9, 2013 and will be payable semiannually in arrears on June 15 and December 15 of each year, beginning June 15, 2014, at a rate of 2.25% per year.

The Notes are general senior unsecured obligations of the Company and will be:

•	senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes;

•	equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated;

•	effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

Prior to the close of business on the business day immediately preceding June 15, 2020, the Notes will be convertible, at the option of the holders thereof, only under the following circumstances:

•	during any calendar quarter commencing after March 31, 2014 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 135% of the applicable conversion price for the Notes on each applicable trading day;

•	during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which, as determined following a request by a holder of Notes as provided in the Indenture, the trading price per $1,000 principal amount of Notes for each trading day of such Measurement Period was less than 98% of the product of the last reported sale price of the Company’s common stock and the applicable conversion rate for the Notes on each such trading day;

•	if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day immediately preceding the redemption date; or

•	upon the occurrence of specified corporate events;

in each case, as determined pursuant to the terms of the Indenture.

On or after June 15, 2020, until the close of business on the business day immediately preceding the maturity date of the Notes, holders of the Notes may convert their Notes at any time, regardless of the foregoing circumstances. The Notes mature on December 15, 2020, unless earlier converted or repurchased.

The conversion rate for the Notes initially equals 18.8905 shares of the Company’s common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $52.94 per share of the Company’s common stock), subject to adjustment. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election, in respect of the Company’s entire conversion obligation. In addition, following the occurrence of certain corporate events, the Company will, in certain circumstances, increase the applicable conversion rate for Notes that a holder of Notes elects to convert in connection with such corporate events. If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, each holder of Notes may require the Company to purchase all or part of their Notes for cash. The Fundamental Change Repurchase Price (as defined in the Indenture) will equal 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture).

The Indenture provides that an Event of Default (as defined in the Indenture) will occur if the Company defaults in any payment of interest on any Note when due and payable and the default continues for a period of 30 days, defaults in payment of any principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase or upon declaration of acceleration or otherwise, or fails to comply with its obligation under the Indenture to convert the Notes upon exercise of a holder’s conversion right (subject to applicable notice and/or grace periods). Other Events of Default under the Indenture include: the Company’s failure to comply with certain corporate restrictions in the Supplemental Indenture, the Company’s failure to comply (subject to applicable notice and/or grace periods) with any of its other agreements contained in the Notes or the Indenture, the default under other indebtedness of the Company in an amount equal to or greater than the greater of $50 million or 10% of Consolidated Stockholders’ Equity (as defined in the Indenture), any final judgment (subject to certain rights of appeal and other limitations) against the Company or any of its subsidiaries in an amount equal to or greater than the greater of $50 million or 7% of Consolidated Stockholders’ Equity (as defined in the Indenture) remains unpaid or discharged for 60 days, and certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (as defined in the Supplemental Indenture) of the Company.

In certain Event of Defaults, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of then outstanding Notes by notice to the Company and to the Trustee, may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing description of the material terms of the Supplemental Indenture is qualified in its entirety by reference to the Supplemental Indenture which is filed herewith as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	First Supplemental Indenture, dated December 9, 2013 for the 2.25% Convertible Senior Notes due 2020 (which includes the form of Note), to the Indenture dated as of February 14, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)

Date December 11, 2013

/s/ Edward W. Moore
Edward W. Moore
Senior Vice President, General Counsel and Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

4.1	First Supplemental Indenture, dated December 9, 2013 for the 2.25% Convertible Senior Notes due 2020 (which includes the form of Note), to the Indenture dated as of February 14, 2008, between the Company and The Bank of New York Mellon Trust Company, N.A.